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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   April 28, 1995




                         WISCONSIN ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)



                                    1-9057
                           (Commission file number)

            Wisconsin                                    39-1391525
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


231 West Michigan Street, P.O. Box 2949, Milwaukee, Wisconsin      53201
          (Address of principal executive offices)               (Zip Code)


                                (414) 221-2345
             (Registrant's telephone number, including area code)





                                NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)





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                                                                      FORM 8-K

                         WISCONSIN ENERGY CORPORATION
                         ----------------------------


ITEM 5.  OTHER EVENTS

MERGER AGREEMENT WITH NORTHERN STATES POWER COMPANY

Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), Northern States Power Company, a Minnesota corporation ("NSP"), Northern Power Wisconsin Corp., a Wisconsin corporation and wholly-owned subsidiary of NSP ("New NSP"), and WEC Sub Corp., a Wisconsin corporation and wholly-owned subsidiary of WEC ("WEC Sub"), have entered into an Agreement and Plan of Merger, dated as of April 28, 1995 (the "Merger Agreement"), which provides for a strategic business combination involving NSP and WEC in a "merger-of-equals" transaction (the "Transaction"). The Transaction, which was unanimously approved by the Boards of Directors of the constituent companies, is expected to close shortly after all of the conditions to the consummation of the Transaction, including obtaining applicable regulatory approvals, are met or waived. The regulatory approval process is expected to take approximately 12 to 18 months.

In the Transaction, the holding company of the combined enterprise will be registered under the Public Utility Holding Company Act of 1935, as amended. The holding company will be named Primergy Corporation ("Primergy") and will be the parent company of both New NSP (which, for regulatory reasons, will reincorporate in Wisconsin) and WEC's present principal utility subsidiary, Wisconsin Electric Power Company ("WEPCO"), which will be renamed "Wisconsin Energy Company." Wisconsin Energy Company will include the operations of WEC's other present utility subsidiary, Wisconsin Natural Gas Company ("WNG"), which is anticipated to be merged into WEPCO by year-end 1995, pending regulatory approval, as previously planned. It is anticipated that, following the Transaction, NSP's Wisconsin utility subsidiary, Northern States Power Company, a Wisconsin corporation, will be merged into Wisconsin Energy Company.

The Merger Agreement, the press release issued in connection therewith and the related Stock Option Agreements (defined below) are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Merger Agreement and the Stock Option Agreements set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement and the Stock Option Agreements, as the case may be.

Under the terms of the Merger Agreement, NSP will be merged with and into New NSP and immediately thereafter WEC Sub will be merged with and into New NSP, with New NSP being the surviving corporation. Each outstanding share of Common Stock, par value $2.50 per share, of NSP will be cancelled and converted into the right to receive 1.626 shares of Common Stock, par value $.01 per share, of Primergy ("Primergy Common Stock"). The outstanding shares of WEC Common Stock, par value $.01 per share, will remain outstanding, unchanged, as shares of Primergy Common Stock. As of the date of the Merger Agreement, NSP had 67.3 million common shares outstanding and WEC had
109.4 million common shares outstanding. Based on such capitalization, the Transaction would result in the common shareholders of NSP receiving 50% of the common equity of Primergy and the common shareholders of WEC owning the other 50% of the common equity of Primergy. Each outstanding share of Cumulative Preferred Stock, par value $100.00 per share, of NSP will be cancelled and converted into the right to receive one share of Cumulative Preferred Stock, par value $100.00 per share, of New NSP with identical rights
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(including dividend rights) and designations.  WEPCO's outstanding preferred stock will be unchanged in the Transaction.

It is anticipated that Primergy will adopt NSP's dividend payment level adjusted for the exchange ratio. NSP currently pays $2.64 per share annually, and WEC's annual dividend rate is currently $1.47 per share. Based on the exchange ratio and NSP's current dividend rate, the pro forma dividend rate for Primergy would be $1.62 per share.

The Transaction is subject to customary closing conditions, including, without limitation, the receipt of required shareholder approvals of WEC and NSP; and the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including approvals of state utility regulators in Wisconsin, Minnesota and certain other states, the approval of the Federal Energy Regulatory Commission, the Securities and Exchange Commission (the "SEC") and the Nuclear Regulatory Commission, and the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder. The Transaction is also subject to receipt of assurances from the Internal Revenue Service and opinions of counsel that the Transaction will qualify as a tax-free reorganization, and the assurances from the parties' independent accountants that the Transaction will qualify as a pooling of interests for accounting purposes. In addition, the Transaction is conditioned upon the effectiveness of a registration statement to be filed by WEC with the SEC with respect to shares of the Primergy Common Stock to be issued in the Transaction and the approval for listing of such shares on the New York Stock Exchange. (See Article VIII of the Merger Agreement.) Shareholder meetings to vote upon the Transaction will be convened as soon as practicable and are expected to be held in the third or fourth quarter of 1995.

The Merger Agreement contains certain covenants of the parties pending the consummation of the Transaction. Generally, the parties must carry on their businesses in the ordinary course consistent with past practice, may not increase dividends on common stock beyond specified levels, and may not issue any capital stock beyond certain limits. The Merger Agreement also contains restrictions on, among other things, charter and bylaw amendments, capital expenditures, acquisitions, dispositions, incurrence of indebtedness, certain increases in employee compensation and benefits, and affiliate transactions. (See Article VI of the Merger Agreement.)

The Merger Agreement provides that, after the effectiveness of the Transaction (the "Effective Time"), the corporate headquarters and principal executive offices of Primergy and NSP will be located in Minneapolis, Minnesota, and the headquarters of Wisconsin Energy Company will remain in Milwaukee, Wisconsin. Primergy's Board of Directors, which will be divided into three classes, will consist of a total of 12 directors, 6 of whom will be designated by WEC and 6 of whom will be designated by NSP. Mr. James J. Howard, the current Chairman of the Board, President and Chief Executive Officer ("CEO") of NSP, will serve as CEO of Primergy from the Effective Time until the later of 16 months after the Effective Time or the date of the annual meeting of shareholders of Primergy that occurs in 1998 and Chairman of Primergy until the later of July 1, 2000 or two years after he ceases to be CEO. Mr. Abdoo, the current Chairman of the Board,





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President and CEO of WEC, will serve as Vice Chairman of the Board, President and Chief Operating Officer of Primergy until the date when Mr. Howard ceases to be CEO, at which time he will assume the additional role of CEO. Mr. Abdoo will assume the position of Chairman when Mr. Howard ceases to be Chairman.

The Merger Agreement may be terminated under certain circumstances, including
(1)
by mutual consent of the parties; (2) by any party if the Transaction is not consummated by April 30, 1997 (provided, however, that such termination date shall be extended to October 31, 1997 if all conditions to closing the Transaction, other than the receipt of certain consents and/or statutory approvals by any of the parties, have been satisfied by April 30, 1997); (3) by any party if either NSP's or WEC's shareholders vote against the Transaction or if any state or federal law or court order prohibits the Transaction; (4) by a non-breaching party if there exist breaches of any representations or warranties contained in the Merger Agreement as of the date thereof, which breaches, individually or in the aggregate, would result in a material adverse effect on the breaching party and which is not cured within twenty (20) days after notice;
(5) by a non-breaching party if there occur breaches of specified covenants or material breaches of any covenant or agreement which are not cured within twenty
(20) days after notice; (6) by either party if the Board of Directors of the other party shall withdraw or adversely modify its recommendation of the Transaction or shall approve any competing transaction; or (7) by either party, under certain circumstances, as a result of a third-party tender offer or business combination proposal which such party, pursuant to its directors' fiduciary duties, is, in the opinion of such party's counsel and after the other party has first been given an opportunity to make concessions and adjustments in the terms of the Merger Agreement, required to accept.

The Merger Agreement provides that if a breach described in clause (4) or (5) of the previous paragraph occurs, then, if such breach is not willful, the non-breaching party is entitled to reimbursement of its out-of-pocket expenses, not to exceed $10 million. In the event of a willful breach, the non-breaching party will be entitled to its out-of-pocket expenses (which shall not be limited to $10 million) and any remedies it may have at law or in equity, provided that if, at the time of the breaching party's willful breach, there shall have been a third party tender offer or business combination proposal which shall not have been rejected by the breaching party and withdrawn by the third party, and within two and one-half years of any termination by the non-breaching party, the breaching party accepts an offer to consummate or consummates a business combination with such third party, then such breaching party, upon the signing of a definitive agreement relating to such a business combination, or, if no such agreement is signed then at the closing of such business combination, will pay to the non-breaching party an additional fee equal to $75 million. The Merger Agreement also requires payment of a termination fee of $75 million (and reimbursement of out-of-pocket expenses) by one party (the "Payor") to the other in certain circumstances, if (i) the Merger Agreement is terminated (x) as a result of the acceptance by the Payor of a third-party tender offer or business combination proposal, (y) following a failure of the shareholders of the Payor to grant their approval to the Transaction or (z) as a result of the Payor's material failure to convene a shareholder meeting, distribute proxy materials and, subject to its board of directors' fiduciary duties, recommend the Transaction to its shareholders; (ii) at the time of such termination or prior








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to the meeting of such party's shareholders there shall have been a third-party tender offer or business combination proposal which shall not have been rejected by the Payor and withdrawn by such third party; and (iii) within two and one-half years of any such termination described in clause (i) above, the Payor accepts an offer to consummate or consummates a business combination with such third party. Such termination fee and out-of-pocket expenses referred to in the previous sentence shall be paid upon the signing of a definitive agreement between the Payor and the third party, or, if no such agreement is signed, then at the closing of such third-party business combination. The termination fees payable by NSP or WEC under these provisions and the aggregate amount which could be payable by NSP or WEC upon a required purchase of the options granted pursuant to the Stock Option Agreements (defined below) may not exceed $125 million in the aggregate. (See Article IX of the Merger Agreement.)

Concurrently with the Merger Agreement, the parties have entered into reciprocal stock option agreements (the "Stock Option Agreements") each granting the other an irrevocable option to purchase up to that number of shares of common stock of the other company which equals 19.9% of the number of shares of common stock of the other company outstanding on April 28, 1995 at an exercise price of $44.075 per share of NSP common stock or $27.675 per share of WEC common stock, as the case may be, under certain circumstances if the Merger Agreement becomes terminable by one party as a result of the other party's breach or as a result of the other party becoming the subject of a third-party proposal for a business combination. Any party whose option becomes exercisable (the "Exercising Party") may request the other party to repurchase from it all or any portion of the Exercising Party's option at the price specified in the Stock Option
Agreements.
(See the Stock Option Agreements).

Primergy is expected to be the tenth-largest investor-owned utility company in the United States based on the $6.0 billion current combined market capitalization of WEC and NSP. For the year-ended December 31, 1994, the combined revenues of WEC and NSP were $4.2 billion, with total assets of more than $10 billion. Primergy will serve approximately 2.3 million electric customers and 750,000 natural gas customers. Its service territory will include portions of Minnesota, Wisconsin, North Dakota, South Dakota and the Upper Peninsula of Michigan. The business of Primergy will consist of utility operations and various non-utility enterprises, including independent power projects.

A preliminary estimate indicates that the Transaction will result in net savings of approximately $2.0 billion in costs over 10 years. The synergies created by the Transaction will allow the companies to implement a reduction in electric retail rates followed by a rate freeze for electric retail customers through the year 2000.

Following announcement of the Transaction, on May 1, 1995 Standard & Poor's Corporation ("S&P") reported that it was placing on CreditWatch with negative implications its AA+ senior secured debt and AA+ preferred stock ratings of WEPCO and its AA senior unsecured debt rating of Wisconsin Michigan Investment Corporation (a non-utility subsidiary of WEC). In addition, S&P indicated that while its AA senior secured debt rating of WNG would remain on CreditWatch, where it was placed on April 25, 1994, the implications were revised to negative from








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positive.  S&P stated that if the Transaction is completed, the likely credit rating for the senior secured debt of WEPCO is expected to be AA or AA-. As part of its ratings process, S&P intends to review the financial and operating plans of the merged utilities. Also on May 1, 1995, citing WEPCO's continued operation as a separate utility subsidiary after the Transaction, its strength within its rating category and its strong capital structure, Moody's Investors Service confirmed its Aa2 first mortgage bond rating of WEPCO.

Both NSP and WEC recognize that the divestiture of their existing gas operations and certain non-utility operations is a possibility under the new registered holding company structure, but will seek approval from the SEC to maintain such businesses. If divestiture is ultimately required, the SEC has historically allowed companies sufficient time to accomplish divestitures in a manner that protects shareholder value.














































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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   EXHIBITS.   The following exhibits are filed herewith:

      (2)-1 Agreement and Plan of Merger, dated as of April 28, 1995, by and among Northern States Power Company, Wisconsin Energy Corporation, Northern Power Wisconsin Corp. and WEC Sub Corp. (1)

         2 WEC Stock Option Agreement, dated as of April 28, 1995, by and among Northern States Power Company and Wisconsin Energy Corporation.

         3 NSP Stock Option Agreement, dated as of April 28, 1995, by and among Wisconsin Energy Corporation and Northern States Power Company.

         4        Committees of the Board of Directors of Primergy Corporation.

         5        Form of Employment Agreement of James J. Howard.

         6        Form of Employment Agreement of Richard A. Abdoo.

         7 Form of Amended and Restated Articles of Incorporation of Northern Power Wisconsin Corp.

    (99)-1        Press Release, dated May 1, 1995, of Wisconsin Energy
                  Corporation.












____________________

(1) The registrant agrees to furnish supplementally any omitted exhibits or schedules to the Commission upon request.
















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                                                                      FORM 8-K


WISCONSIN ENERGY CORPORATION
- -----------------------------------------

SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


    WISCONSIN ENERGY CORPORATION
- ------------------------------------
            (Registrant)


/s/ J. G. Remmel
- ------------------------------------
Date:  May 3, 1995                       J. G. Remmel, Vice President, Treasurer
                                         and Chief Financial Officer
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WISCONSIN ENERGY CORPORATION
____________________________

EXHIBIT INDEX


Current Report on Form 8-K
Report Dated April 28, 1995


      Exhibit
      Number
      -------

     (2)-1 Agreement and Plan of Merger, dated as of April 28, 1995, by and among Northern States Power Company, Wisconsin Energy Corporation, Northern Power Wisconsin Corp. and WEC Sub Corp.

         2 WEC Stock Option Agreement, dated as of April 28, 1995, by and among Northern States Power Company and Wisconsin Energy Corporation.

         3 NSP Stock Option Agreement, dated as of April 28, 1995, by and among Wisconsin Energy Corporation and Northern States Power Company.

         4           Committees of the Board of Directors of Primergy
                     Corporation.

         5           Form of Employment Agreement of James J. Howard.

         6           Form of Employment Agreement of Richard A. Abdoo.

         7 Form of Amended and Restated Articles of Incorporation of Northern Power Wisconsin Corp.

    (99)-1           Press Release, dated May 1, 1995, of Wisconsin Energy
                     Corporation.

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